Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 9, 2010, with respect to the consolidated financial statements, financial statement schedule, and internal control over financial reporting included in the Annual Report of SeaChange International, Inc. and subsidiaries on Form 10-K for the year ended January 31, 2010. We hereby consent to the incorporation by reference of said reports in the Registration Statements of SeaChange International, Inc. and subsidiaries on Forms S-3 (File No. 333-56410 with an effective date of April 30, 2002) and on Forms S-8 (File Nos. 333-136322 with an effective date of August 4, 2006, 333-17379 with an effective date of December 6, 1996, 333-100160 with an effective date of September 27, 2002, 333-65854 with an effective date of July 25, 2001, 333-113761 with an effective date of March 19, 2004, 333-128987 with an effective date of October 13, 2005, 333-147970 with an effective date of December 10, 2007 and 333-153424 with an effective date of September 11, 2008).

/s/ Grant Thornton LLP

Boston, Massachusetts
April 9, 2010